Exhibit 99.1

News Announcement

REMINDER:
Vitran management will conduct a conference call and webcast tomorrow, April 26, at
10:00 a.m. ET, to discuss the Company’s 2007 first quarter results
Conference call dial-in: 800/530-8983
Live Webcast: www.vitran.com (select “Investor Relations”)

CONTACT:
Richard Gaetz, President/CEO Sean Washchuk, VP Finance/CFO Vitran Corporation Inc. 416/596-7664	Robert Rinderman Steven Hecht Jaffoni & Collins Incorporated 212/835-8500 or VTNC@jcir.com
FOR IMMEDIATE RELEASE
VITRAN REPORTS 2007 FIRST QUARTER RESULTS
TORONTO, ONTARIO (April 25, 2007) — Vitran Corporation Inc. (NASDAQ: VTNC, TSX: VTN), a North American transportation and logistics firm, today announced financial results for the 2007 first quarter, the three-month period ended March 31, 2007 (all figures reported in $U.S.).
Vitran earned net income of $3.4 million, or $0.25 per diluted share, on revenue of $154.1 million for the quarter. The Company’s operating results included the contribution of PJAX Freight System, which closed at the beginning of October 2006. In the comparable 2006 three-month period, Vitran recorded net income of $3.8 million, or $0.28 per diluted share ($0.29 including the cumulative effect of a change in accounting principle), on revenue of $115.1 million.
“2007 is off to a reasonably good start given the challenges of a soft economic environment,” stated Vitran President and Chief Executive Officer Rick Gaetz. “Our newly acquired LTL companies are performing on-plan, Vitran’s existing and new customers are seeing the value in our inter-regional sales offerings, and we are pleased with the additional business.”
“The all-important integration of our U.S. LTL operating system — combining the best of Vitran’s legacy I.T. system with the I.T. platform that PJAX had previously been utilizing — is proceeding well, and when the system is completed and fully operational later this year, it will allow us to operate more efficiently and effectively, especially with our inter-regional and cross-border service offerings,” added Mr. Gaetz.

Vitran Q1 2007, 4/25/07	page 2 of 6
Segmented Results
Income from operations at Vitran’s LTL (less-than-truckload) segment rose 22.9 percent to $6.2 million in the first quarter of 2007. LTL segment revenue grew 39.8 percent to $136.2 million, and the LTL OR (operating ratio) was 95.4 for the three-month period, versus an OR of 94.8 in the prior year quarter. In the 2007 first quarter, LTL revenue per hundredweight, including fuel surcharge, declined 0.6 percent. Excluding PJAX, which had shorter average lengths of haul, LTL revenue per hundredweight rose 2.8 percent during the period. Reflecting contributions from the newly acquired carriers, tonnage increased 40.7 percent, and the number of shipments rose by approximately 50 percent during the quarter. Revenue per shipment was lower by 6.5 percent during the three-month period.
The Logistics segment achieved income from operations in the 2007 first quarter of $440,000, compared to $514,000 in the year-ago period. The segment’s OR was 95.4, versus 94.5 in the year-earlier quarter. The Truckload segment recorded income from operations during the quarter of $295,000 and its OR was 96.5.
Management’s 2007 EPS Guidance
Vitran maintains its full-year 2007 diluted earnings per share (EPS) guidance of between $1.60 and $1.70.
About Vitran Corporation Inc.
Vitran Corporation Inc. is a North American group of transportation companies offering less-than-truckload, logistics, truckload, and freight brokerage services. To find out more about Vitran Corporation Inc. (NASDAQ:VTNC, TSX:VTN), visit the website at www.vitran.com.
This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. Forward-looking statements may be generally identifiable by use of the words “believe”, “anticipate”, “intend”, “estimate”, “expect”, “project”, “may”, “plans”, “continue”, “will”, “focus should” “endeavor” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on current expectations and are naturally subject to uncertainty and changes in circumstances that may cause actual results to differ materially from those expressed or implied by such forward-looking statements.
Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Vitran’s actual results, performance or achievements to differ materially from those projected in the forward-looking statements. Factors that may cause such differences include, but are not limited to, technological change, increases in fuel costs, regulatory changes, the general health of the economy, seasonal fluctuations, unanticipated changes in railroad capacities, exposure to credit risks, changes in labour relations and competitive factors. More detailed information about these and other factors is included in the annual MD&A on Form 10K under the heading “General Risks and Uncertainties.” Many of these factors are beyond the Company’s control; therefore, future events may vary

Vitran Q1 2007, 4/25/07	page 3 of 6
substantially from what the Company currently foresees. You should not place undue reliance on such forward-looking statements. Vitran Corporation Inc. does not assume the obligation to revise or update these forward-looking statements after the date of this document or to revise them to reflect the occurrence of future unanticipated events, except as may be required under applicable securities laws.
(tables follow)
Vitran Corporation Inc.
Consolidated Balance Sheets
(in thousands of United States dollars, US GAAP)

	Mar. 31, 2007	Dec. 31, 2006
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$1,543	$1,454
Accounts receivable	73,061	66,051
Inventory, deposits and prepaid expenses	10,409	10,796
Income and other taxes receivable	2,885	—
Deferred income taxes	2,768	1,720

	90,666	80,021

Property and equipment	145,560	145,129
Intangible assets	15,327	15,888
Goodwill	118,400	117,146
Other assets	124	150

	$370,077	$358,334

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$74,074	$67,916
Income and other taxes payable	—	1,275
Current portion of long-term debt	15,758	15,724

	89,832	84,915

Long-term debt	92,536	93,139
Other liabilities	1,928	—
Deferred income taxes	8,693	6,983

Shareholders’ equity:
Common shares	77,040	76,913
Additional paid-in capital	1,815	1,607
Retained earnings	94,320	90,933
Accumulated other comprehensive income	3,913	3,844

	177,088	173,297

	$370,077	$358,334

(Consolidated Statements of Income follows)

Vitran Q1 2007, 4/25/07	page 4 of 6
Vitran Corporation Inc.
Consolidated Statements Of Income
(Unaudited)
(in thousands of United States dollars except per share amounts, US GAAP)

	Three months	Three months
	Ended	ended
	Mar. 31, 2007	Mar. 31, 2006
Revenue	$154,136	$115,127
Operating expenses	128,456	97,121
Selling, general and administrative expenses	15,099	10,743
Other expense (income)	29	(116)
Depreciation and amortization expense	4,945	2,407

	148,529	110,155

Income from operations before undernoted	5,607	4,972

Interest expense, net	2,064	176

Income from operations before income taxes	3,543	4,796

Income taxes	156	1,173

Net income from continuing operations	$3,387	$3,623

Cumulative effect of change in accounting principle	$—	$141

Net income	$3,387	$3,764

Income per share
Basic:
Net income from continuing operations	$0.25	$0.29
Cumulative effect of change in accounting principle	$—	$0.01
Net income	$0.25	$0.30

Diluted:
Net income from continuing operations	$0.25	$0.28
Cumulative effect of change in accounting principle	$—	$0.01
Net income	$0.25	$0.29

Weighted average number of shares:
Basic	13,438,065	12,652,075

Diluted	13,651,872	12,934,751

(Statements of Cash Flows follows)

Vitran Q1 2007, 4/25/07	page 5 of 6
Vitran Corporation Inc.
Consolidated Statements Of Cash Flows
(Unaudited)
(in thousands of United States dollars, US GAAP)

	Three months	Three months
	ended	ended
	Mar. 31, 2007	Mar. 31, 2006
Cash provided by (used in):

Operations:
Net income	$3,387	$3,764
Items not involving cash from operations:
Cumulative effect of change in accounting principle	—	(141)
Depreciation and amortization expense	4,945	2,407
Deferred income taxes	967	377
Stock based compensation expense	208	190
Loss (gain) on sale of property and equipment	29	(116)
Change in non-cash working capital components	(3,697)	1,955

	5,839	8,436

Investments:
Purchase of property and equipment	(4,550)	(1,878)
Proceeds on sale of property and equipment	71	170
Additional payment due to acquisition of subsidiary	(538)	—
Acquisition of business assets	—	(2,251)

	(5,017)	(3,959)

Financing:
Revolving credit facility	3,284	(2,985)
Repayment of long-term debt	(2,255)	(1,321)
Repayment of capital leases	(1,640)	—
Issue of Common Shares upon exercise of stock options	127	321

	(484)	(3,985)

Effect of translation adjustment on cash	(249)	(114)

Increase in cash position	89	378
Cash position, beginning of period	1,454	14,592

Cash position, end of period	$1,543	$14,970

Change in non-cash working capital components:
Accounts receivable	$(7,010)	$(2,346)
Inventory, deposits and prepaid expenses	387	188
Income and other taxes payable	(4,525)	(412)
Other liabilities	1,928	—
Accounts payable and accrued liabilities	5,523	4,525

	$(3,697)	$1,955

(additional financial information follows)

Vitran Q1 2007, 4/25/07	page 6 of 6
Supplementary Segmented Financial Information
(000’s of $U.S.) (Unaudited)

For the quarter				For the quarter
ended March 31,		Inc. from		ended March 31,		Inc. from
2007	Revenue	Operations	OR%	2006	Revenue	Operations	OR%
LTL	136,157	6,230	95.4	LTL	97,423	5,068	94.8
LOG	9,663	440	95.4	LOG	9,412	514	94.5
TL	8,316	295	96.5	TL	8,292	410	95.1
LTL SEGMENT — Statistical Information
(Unaudited)

	For the quarter ended
	March 31, 2007
	LTL	Q. over Q.
($U.S.)	Division	% Change
Revenue (000’s)	$136,157	39.8
No. of Shipments	993,376	49.5
Weight (000’s lbs)	1,467,846	40.7
Revenue per shipment	$137.06	(6.5)
Revenue per CWT	$9.28	(0.6)
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